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                                                                     Exhibit 5.1

                                HAHN & HESSEN LLP
                                350 Fifth Avenue
                               New York, NY 10118


                                 August 13, 1999

NATIONAL WIRELESS HOLDINGS INC.
249 Royal Palm Way - Suite 301
Palm Beach, FL 33480

                     Re: REGISTRATION STATEMENT ON FORM S-8
Ladies and Gentlemen:

         We have acted as counsel to you in connection with the offering by National Wireless Holdings Inc. (the "Company"), of up to 50,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares") and Series A Preferred Stock Purchase Rights associated with the Shares, pursuant to an option (the "Registered Option") outstanding under the Company's 1993 Stock Option Plan.

         In such capacity, we have examined, among other documents, the plan and the form of the Stock Option Agreement between the Company and the grantee of the Registered Option, copies of the Certificate of Incorporation, as amended, and By-Laws, as amended, of the Company, and copies of resolutions adopted by the Company's Board of Directors relating to the authorization and sale of the Shares. We have assumed that the Stock Option Agreement between the Company and the grantee of the Registered Option is in the same form as the form of Stock Option Agreement we examined. In addition, we have examined and relied upon, to the extent we deemed such reliance proper, certificates of officers and directors of the Company, certificates of certain public officials and such other records and documents as we have considered necessary and proper in order that we may render the opinion hereinafter set forth. We have assumed the authenticity of such Certificate of Incorporation, as amended, By-Laws, as amended, resolutions, certificates, records and other documents examined by us and the correctness of all statements of fact contained therein, and nothing has come to our attention that indicates that such documents and other items are not authentic or correct. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals and the conformity to originals of all documents presented to us as conformed or reproduced documents. We have not examined the certificates for the Shares other than specimens thereof.

         We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of Delaware. For purposes of our opinion set forth below, we have assumed that the per share consideration paid for the Shares will exceed the par value of a share of Common Stock and that there will be

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an adequate number of shares of authorized Common Stock available for issuance at the time of the issuance of any Shares.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor, as contemplated by the Stock Option Agreement, will be validly issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

         It is understood that this opinion is to be used only in connection with the issuance and sale of the Shares while the Registration Statement is in effect.

         This opinion is being delivered to you solely for your benefit and may not be relied upon in any manner by any other person.

                                             Very truly yours,

                                             /s/ Hahn & Hessen LLP
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                                             HAHN & HESSEN LLP